Exhibit 10.2

FORM OF SHAREHOLDER SUPPORT AGREEMENT

COMPANY SHAREHOLDER SUPPORT AGREEMENT

THIS COMPANY SHAREHOLDER SUPPORT AGREEMENT (this “Agreement”), dated as of March 8, 2022, is entered into by and among Endurance Acquisition Corp., a Cayman Islands exempt company (“SPAC”), SatixFy Communications Ltd., a limited liability company organized under the laws of the State of Israel (the “Company”), and the party listed on the signature pages hereto as a “Shareholder” (the “Shareholder”).

RECITALS

WHEREAS, concurrently herewith, SPAC, SatixFy MS, a Cayman Islands exempt company and a direct, wholly-owned subsidiary of the Company (“Merger Sub”), and the Company are entering into a Business Combination Agreement substantially in the form attached hereto as Annex A (as amended, supplemented, restated or otherwise modified from time to time, the “Business Combination Agreement”; capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Business Combination Agreement);

WHEREAS, immediately prior to the Closing Date, the Company Preferred Shares will be converted into Company Ordinary Shares, in accordance with the Governing Documents of the Company and, immediately following such conversion, the Company shall effect the issuance of bonus shares to the holders of each Company Ordinary Share that is issued and outstanding immediately prior to the Effective Time, such that immediately following such issuance each holder of Company Ordinary Shares immediately following consummation of the Merger (as defined below) shall hold an aggregate number of Company Ordinary Shares equal to the aggregate number of Company Ordinary Shares held by such holder immediately prior to the Merger multiplied by the Exchange Ratio calculated in accordance with Section 2.1(c) of the Business Combination Agreement (such issuance of bonus shares, together with the conversion of Company Preferred Shares, the “Capital Restructuring”);

WHEREAS, at the Effective Time, upon the terms and subject to the conditions of the Business Combination Agreement and in accordance with the applicable provisions of Companies Act, Merger Sub will merge with and into SPAC (the “Merger”), with SPAC continuing as the surviving company after the Merger, as a result of which SPAC will become a direct, wholly-owned subsidiary of the Company;

WHEREAS, as of the date hereof, the Shareholder is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) of and is entitled to vote [[●] Company Ordinary Shares, [●] Company Preferred A Shares, [●] Company Preferred B Shares, and [●] Company Preferred C Shares] (collectively, the “Owned Shares”; the Owned Shares and any additional Company Ordinary Shares and/or Company Preferred Shares (or any securities convertible into or exercisable or exchangeable for Company Ordinary Shares and/or Company Preferred Shares) in which the Shareholder has or acquires record or beneficial ownership after the date hereof, including by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, the “Covered Shares”); and

WHEREAS, as a condition and inducement to the willingness of SPAC to enter into the Business Combination Agreement, SPAC, the Company and the Shareholder are entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, SPAC, the Company and the Shareholder hereby agree as follows:

1.             Consents; Agreement to Vote.

(a)             The Shareholder acknowledges that it has read the Business Combination Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors. The Shareholder hereby consents to (i) the consummation of the transactions contemplated by the Business Combination Agreement and the Ancillary Documents (as defined below), (ii) the termination of the Shareholders’ Agreement dated as of May 12, 2020 and waives any and all rights granted to it thereunder and (iii) the withholding of a number of Ordinary Shares to which the Shareholder is entitled in connection with the Pre-Closing Recapitalization as may be approved by the Board of Directors of the Company in connection with the transactions contemplated by the Business Combination Agreement, such Ordinary Shares to be withheld on a pro rata basis among the holders of the class(es) or series of the share capital of the Company and deposited into a separate escrow or trust account for potential transfer to one or more third party investors in the Company, including pursuant to the terms of the Subscription Agreements entered into concurrently with the Business Combination Agreement.

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(b)             Concurrently with the execution and delivery of this Agreement, the Shareholder irrevocably and unconditionally agrees to (i) vote (or cause to be voted, as applicable) the Covered Shares in favor of all of the matters, actions and proposals necessary to consummate the transactions contemplated by the Business Combination Agreement and the Ancillary Documents as defined in the Business Combination Agreement as amended, supplemented, restated or otherwise modified from time to time (the “Ancillary Documents”) (including, but not limited to, the Pre-Closing Recapitalization, the Merger and the Company Shareholder Proposals) at the Company Shareholders Meeting (including without limitation any class vote undertaken at any such meeting and at every adjournment or postponement thereof or in connection with any written action of the shareholders or otherwise), and (ii) when such meeting is held, appear at such meeting or otherwise cause the Covered Shares to be counted as present at the Company Shareholders Meeting for purposes of constituting a quorum. Without limiting the generality of the foregoing, prior to the Closing, (A) to the extent that it is necessary or advisable, in each case, as reasonably determined by the Company, for any matters, actions or proposals to be approved by the Shareholder in connection with, or otherwise in furtherance of, the transactions contemplated by the Business Combination Agreement or the Ancillary Documents (including, but not limited to, proposals for the approval and adoption of any amendments to the Shareholders’ Agreement, the PIPE Financing, the Debt Financing, the Backstop Financing, the employee stock purchase plan, the D&O insurance policy covering the Company’s directors and officers and indemnification agreements with the directors of the Company, in each case, in connection with the transactions contemplated by the Business Combination Agreement), the Shareholder shall (1) vote (or cause to be voted, as applicable) the Covered Shares in favor of or consent to or approve any such matters, actions or proposals promptly following written request thereof from the Company, as applicable, and (2) if applicable, cause the Covered Shares to be counted as present at any meeting of the Company Shareholders for purposes of constituting a quorum in connection with any vote contemplated by clause (1), (B) the Shareholder shall vote (or cause to be voted, as applicable) the Covered Shares against and withhold consent or approval with respect to (1) any Company Acquisition Proposal, (2) any proposals which are in competition with or materially inconsistent with, the Business Combination Agreement or any Ancillary Document, (3) any change in the present capitalization of the Company or any amendment of the Governing Documents of the Company, except to the extent expressly permitted under the Business Combination Agreement, (4) any liquidation, dissolution or other change in the Company’s corporate structure or business, or (5) any other matter, action or proposal that (I) results in or would reasonably be expected to result in (x) a breach of any of the Company’s covenants, agreements or obligations under the Business Combination Agreement or (y) any of the conditions to the Closing set forth in Article VI of the Business Combination Agreement not being satisfied, or (II) would, or would reasonably be expected to, prevent or materially delay or impair the Shareholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby or to prevent or materially delay or impair the consummation of the Merger or the other transactions contemplated by the Business Combination Agreement and the Ancillary Documents; and (C) in any other circumstances upon which a consent or other approval is required under the Company’s Governing Documents or otherwise sought in furtherance of any of the transactions contemplated by the Business Combination Agreement or any Ancillary Document (including the Debt Financing and the Backstop Financing), in each case as determined by the Company, vote, consent or approve (or cause to be voted, consented or approved) all of the Shareholder’s Covered Shares in favor thereof. The Shareholder irrevocably and unconditionally agrees to waive, release and forever discharge (i) any and all rights of first refusal, preemptive rights, rights of first offer, rights of first notice, participation, co-sale, anti-dilution, over-allotment, registration rights, any veto rights, rights of purchase, subscription or any other similar rights and any notice thereof as set forth and contained in the existing Articles of Association of the Company (the “Rights”), any other agreement, certificate, instrument, or document, and/or in accordance with applicable Law or otherwise and (ii) the performance or satisfaction of any and all obligations of the Company (or any of its Subsidiaries), its officers, directors, employees, agents or representatives in connection with the Rights. Such waiver shall be binding upon the Shareholder and his/her/its heirs, personal representatives, successors and assigns. The Shareholder agrees to terminate any investor rights agreements, side letters and similar agreements effective upon the closing of the transactions contemplated by the Business Combination Agreement, without any ongoing liability or obligation of the Company or any of its Subsidiaries.

(c)             Without limiting any other rights or remedies of SPAC or the Company, the Shareholder hereby irrevocably appoints the Company or any individual designated by the Company as the Shareholder’s agent, attorney-in-fact and proxy (with full power of substitution and resubstitution), for and in the name, place and stead of the Shareholder, to attend on behalf of the Shareholder any meeting of the Company Shareholders with respect to the matters described in Section 1(b) above, to include the Covered Shares in any computation for purposes of establishing a quorum at any such meeting of the Company Shareholders, to vote (or cause to be voted, as applicable) the Covered Shares or consent or approve (or withhold consent or approval, as applicable) with respect to any of the matters described in Section 1(b) above in connection with any meeting of the Company Shareholders, any action by written consent or any other approval by the Company Shareholders, in each case, in the event that (i) the Shareholder fails to perform or otherwise comply with the covenants, agreements or obligations set forth in Section 1(b) above, (ii) any Proceeding is pending or threatened by or on behalf of the Shareholder or the Company that challenges or could impair the enforceability or validity of the covenants, agreements or obligations set forth in this Agreement or (iii) the Company notifies the Shareholder of its intent to exercise the proxy set forth in this Section 1(c).

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(d)             The proxy granted by the Shareholder pursuant to Section 1(c) above is coupled with an interest sufficient in law to support an irrevocable proxy and is granted in consideration for the Company entering into the Business Combination Agreement and agreeing to consummate the transactions contemplated thereby. The proxy granted by the Shareholder pursuant to Section 1(c) above is also a durable proxy and shall survive the bankruptcy, dissolution, death, incapacity or other inability to act by the Shareholder and shall revoke any and all prior proxies granted by the Shareholder with respect to the Covered Shares. The vote, consent or approval by the proxyholder with respect to the matters described in Section 1(b) above shall control in the event of any conflict between such vote, consent or approval (or withholding of consent or approval, as applicable) by the proxyholder of the Covered Shares and a vote, consent or approval (or withholding of consent or approval, as applicable) by the Shareholder of the Covered Shares (or any other Person with the power to vote or provide consent or approval (or withhold consent or approval, as applicable) with respect to the Covered Shares) with respect to the matters described in Section 1(b) above. The proxyholder may not exercise the proxy granted pursuant to Section 1(c) above on any matter except for those matters described in Section 1(b) above. The proxy granted by the Shareholder pursuant to Section 1(c) above shall be valid for the duration of this Agreement.

2.             No Inconsistent Agreements. The Shareholder hereby covenants and agrees that the Shareholder shall not, at any time prior to the Termination Date (as defined below), (i) enter into any voting agreement or voting trust with respect to any of the Shareholder’s Covered Shares that is inconsistent with the Shareholder’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of the Shareholder’s Covered Shares that is inconsistent with the Shareholder’s obligations pursuant to this Agreement, or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

3.             Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and no party shall have any further obligations or liabilities under this Agreement, upon the earliest of (i) the Effective Time, (ii) the termination of the Business Combination Agreement in accordance with its terms or (iii) the time this Agreement is terminated upon the mutual written agreement of SPAC, the Company and the Shareholder (the earliest such date under clause (i), (ii) and (iii) being referred to herein as the “Termination Date”); provided, that the provisions set forth in Sections 10 to 23 below shall survive the termination of this Agreement; provided, further, that termination of this Agreement shall not relieve any party hereto from any liability for any willful breach of, or actual fraud in connection with, this Agreement prior to such termination.

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4.             Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants to the Company and SPAC as to itself, as of the date hereof and as of the Closing, as follows:

(a)             The Shareholder is the sole record and beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to, the Covered Shares, free and clear of Liens other than as created by this Agreement or pursuant to the Governing Documents of the Company. As of the date hereof, other than the Owned Shares, the Shareholder does not own beneficially or of record any share capital of the Company (or any securities convertible into share capital of the Company).

(b)             The Shareholder (i) except as provided in this Agreement, has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to the Shareholder’s Covered Shares, (ii) has not entered into any voting agreement or voting trust or any other agreement or arrangement, including any proxy, consent or power of attorney, with respect to any of the Shareholder’s Covered Shares that is inconsistent with the Shareholder’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of the Shareholder’s Covered Shares that is inconsistent with the Shareholder’s obligations pursuant to this Agreement, and has no knowledge and is not aware of any such proxy or power of attorney in effect, and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement, and has no knowledge and is not aware of any such agreement or undertaking.

(c)             (A) If the Shareholder is a natural person, he or she has all the requisite power and authority and has taken all action necessary in order to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby, and (B) if the Shareholder is not a natural person it (i) is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the applicable Law of the jurisdiction of its organization, and (ii) has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Shareholder and constitutes a valid and binding agreement of the Shareholder enforceable against the Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar applicable Law affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(d)             Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, if any, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by the Shareholder from, or to be given by the Shareholder to, or be made by the Shareholder with, any Governmental Entity in connection with the execution, delivery and performance by the Shareholder of this Agreement, the consummation of the transactions contemplated hereby or the Merger and the other transactions contemplated by the Business Combination Agreement.

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(e)             The execution, delivery and performance of this Agreement by the Shareholder do not, and the consummation of the transactions contemplated hereby or the Merger and the other transactions contemplated by the Business Combination Agreement will not, constitute or result in (i) a breach or violation of, or a default under, the Governing Documents of the Shareholder (if the Shareholder is not a natural person), (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of the Shareholder pursuant to any Contract binding upon the Shareholder or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 4(d), under any applicable Law to which the Shareholder is subject or (iii) violate, or constitute a breach under, any Order or applicable Law to which the Shareholder or any of his, her or its properties or assets are subject or bound or (iv) any change in the rights or obligations of any party under any Contract legally binding upon the Shareholder, except, in the case of clause (ii), (iii) or (iv) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the Shareholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby, the consummation of the Merger or the other transactions contemplated by the Business Combination Agreement and the Ancillary Documents.

(f)             As of the date of this Agreement, there is no action, proceeding or investigation pending against the Shareholder or, to the knowledge of the Shareholder, threatened against the Shareholder that questions the beneficial or record ownership of the Shareholder’s Covered Shares, that would reasonably be expected to question the validity of this Agreement or to prevent or materially impair, enjoin or delay the ability of the Shareholder to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

(g)             The Shareholder is a sophisticated shareholder and has adequate information concerning the business and financial condition of SPAC and the Company to make an informed decision regarding this Agreement and the other transactions contemplated by the Business Combination Agreement and has independently and based on such information as the Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Shareholder acknowledges that none of SPAC, the Company or any other Person have made, and Shareholder has not relied upon, any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. The Shareholder acknowledges that the agreements contained herein with respect to the Covered Shares owned by the Shareholder are irrevocable.

(h)             The Shareholder understands and acknowledges that SPAC and the Company are entering into the Business Combination Agreement in reliance upon the Shareholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of the Shareholder contained herein.

(i)              No investment banker, broker, finder or other intermediary is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby or by the Business Combination Agreement based upon arrangements made by or, to the knowledge of the Shareholder, on behalf of the Shareholder.

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(j)             There is no Order or Law issued by any court of competent jurisdiction or other Governmental Entity, or other legal restraint or prohibition relating to the Shareholder or any of his, her or its Affiliates that would reasonably be expected to adversely affect the ability of the Shareholder to perform, or otherwise comply with, any of his, her or its covenants, agreements or obligations under this Agreement in any material respect.

5.             Certain Covenants of the Shareholder. Except in accordance with the terms of this Agreement, the Shareholder hereby covenants and agrees as follows:

(a)             Prior to the Termination Date, the Shareholder shall not, and shall cause its Affiliates and Subsidiaries not to, shall not authorize its Representatives to, and shall use its reasonable best efforts to cause its and their respective Representatives not to, directly or indirectly, (i) solicit, initiate, knowingly encourage (including by means of furnishing or disclosing information), knowingly facilitate, approve, endorse, recommend, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) that constitutes, or may reasonably be expected to result in or lead to, a Company Acquisition Proposal (in each case, other than the Transactions, a “Company Business Combination Proposal”); (ii) furnish or disclose any non-public information about the Company to any Person in connection with, or that could reasonably be expected to lead to, a Company Business Combination Proposal (except that the Shareholder shall be permitted to disclose non-public information about the Company to its limited partners, members, or shareholders for the limited purpose of securing the corporate or other power and authority to execute and perform this Agreement, provided the Shareholder takes reasonable efforts to cause such Persons to comply with this Section 5(a)); (iii) enter into any Contract or other arrangement or understanding regarding a Company Business Combination Proposal; or (iv) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing. The Shareholder shall (A) notify the Company and the SPAC promptly (and in any event within one Business Day) upon receipt by the Shareholder of any Company Business Combination Proposal, and describe the material terms and conditions of any such Company Business Combination Proposal in reasonable detail (including the identity of the Persons making such Company Business Combination Proposal) and (B) keep the Company and the SPAC reasonably informed on a current basis of any modifications or other material developments with respect to such Company Business Combination Proposal or information. The Shareholder also agrees that, immediately following the execution of this Agreement, the Shareholder shall, and shall cause its Affiliates and Subsidiaries to, and shall use its reasonable best efforts to cause its and their respective Representatives to, cease any solicitations, discussions or negotiations with any Person (other than the parties hereto and their respective Representatives) conducted heretofore in connection with a Company Business Combination Proposal or with respect to any opposition to or competition with the consummation of the Merger.

Notwithstanding anything in this Agreement to the contrary, (i) the Shareholder shall not be responsible for the actions of the Company or the board of directors of the Company (or any committee thereof), any Subsidiary of the Company, or any officers, directors (in their capacity as such), employees and professional advisors of any of the foregoing (the “Company Related Parties”), including with respect to any of the matters contemplated by this Section 5(a), (ii) the Shareholder makes no representations or warranties with respect to the actions of any of the Company Related Parties and (iii) any breach by the Company of its obligations under Section 5.6 of the Business Combination Agreement shall not be considered a breach of this Section 5(a) (it being understood for the avoidance of doubt that the Shareholder shall remain responsible for any breach by the Shareholder or its, his or her Representatives (other than any such Representative that is a Company Related Party) of this Section 5(a)).

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(b)             The Shareholder hereby agrees not to, directly or indirectly, prior to the Termination Date, except in connection with the Capital Restructuring, (i) sell, transfer, pledge, tender, grant, encumber, assign, hedge, swap, convert or otherwise dispose of (including by merger (including by conversion into securities or other consideration) by tendering into any tender or exchange offer, by gift, testamentary disposition, by operation of applicable Law, by encumbering or by using a derivative to transfer or otherwise), either voluntarily or involuntarily (collectively, “Transfer”), or enter into any Contract, option or other arrangement (including profit sharing agreement) with respect to the Transfer of any of the Shareholder’s Covered Shares; (ii) publicly announce any intention to effect any transaction specified in clause (i); or (iii) take any action that would make any representation or warranty of the Shareholder contained herein untrue or incorrect or prevent or materially delay or impair the Shareholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby; provided, however, that nothing herein shall prohibit a Transfer to a Permitted Transferee (as defined in the Governing Documents) (a “Permitted Transfer”); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Permitted Transfer, the Permitted Transferee agrees in a writing, reasonably satisfactory in form and substance to SPAC, to assume all of the obligations of the Shareholder under, and be bound by all of the terms of, this Agreement; provided, further, that any Permitted Transfer shall not relieve the Shareholder of its obligations under this Agreement. Any Transfer in violation of this Section 5(b) with respect to the Shareholder’s Covered Shares shall be null and void. Nothing in this Agreement shall prohibit direct or indirect transfers of equity or other interests in a Shareholder.

(c)             The Shareholder hereby authorizes the Company to maintain a copy of this Agreement at either the executive office or the registered office of the Company.

(d)             The Shareholder hereby acknowledges that it has read the Business Combination Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors. The Shareholder shall be bound by and comply with Section 5.3 (Confidentiality; Access to Information) and Section 5.4 (Public Announcement) of the Business Combination Agreement (and any relevant definitions contained in such sections) as if the Shareholder was an original signatory to the Business Combination Agreement with respect to such provisions.

6.             Further Assurances. From time to time, at the Company and the SPAC’s mutual request and without further consideration, the Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to effect the actions and consummate the transactions contemplated by this Agreement. The Shareholder further agrees not to commence or participate in, and to take all actions necessary to opt out of any class action with respect to, any action or claim, derivative or otherwise, against SPAC, the Sponsor, the Company or any of their respective Affiliates, successors and assigns relating to the negotiation, execution or delivery of this Agreement, the Business Combination Agreement or the consummation of the transactions contemplated hereby and thereby (including the Capital Restructuring), including, but not limited to, allegations of a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Business Combination Agreement.

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7.             Disclosure. The Shareholder hereby authorizes the Company and SPAC to publish and disclose in any announcement or disclosure required by the SEC (or as otherwise required by any applicable securities laws or any other securities authorities), or include in any document or information required to be filed with or furnished to the SEC or the NYSE or NASDAQ, the Shareholder’s identity and ownership of the Covered Shares and the nature of the Shareholder’s obligations under this Agreement and, if deemed appropriate by the Company or SPAC, a copy of this Agreement. The Shareholder will promptly provide any information reasonably requested by the Company or SPAC for, and will otherwise use commercially reasonable efforts to obtain any approval required in connection with, any regulatory application or filing made or approval sought in connection with the transactions contemplated by the Business Combination Agreement (including filings with the SEC or NASDAQ), including the PIPE Financing.

8.             [Reserved].

9.             Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by SPAC, the Company and the Shareholder. Any party to this Agreement may, at any time prior to the Termination Date, waive any of the terms or conditions of this Agreement, or agree to an amendment or modification to this Agreement in the manner contemplated by this Section 9 or Section 10, as applicable.

10.           Waiver. No failure or delay by any party hereto exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the parties hereto hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

11.           Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) one Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) on the date sent, if sent by email, to the addresses below; or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

if to the Company or SPAC following the Closing, to:

SatixFy Communications Ltd.

12 Hamada St.,

Rehovot, 7670315

Israel

Attention:     Yoav Leibovitch

Email:             yoav@satixfy.com

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with copies (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York NY 10017

Attention: Lee Hochbaum
Brian Wolfe
Michael Kaplan

Email:            lee.hochbaum@davispolk.com brian.wolfe@davispolk.com

michael.kaplan@davispolk.com

and

Gross & Co.

132 Derech Menachem Begin St.

1 Azrieli Center, Round Building

Tel Aviv 6701101

Israel

Attention:      Richard J. Mann

Email:              rick@gkh-law.com

if to SPAC prior to the Closing, to:

Endurance Acquisition Corp.
630 Fifth Avenue, 20th Floor

New York, NY 10111

Attention:      Richard C. Davis

Email:              rdavis@enduranceacquisition.com

with copies (which shall not constitute notice) to:

Morrison & Foerster LLP

250 West 55th Street

New York, NY 10019

Attention:      Larry Medvinsky and David Slotkin

Email:              lmedvinsky@mofo.com

dslotkin@mofo.com

Meitar | Law Offices
16 Abba Hillel Road
Ramat Gan 52506, Israel
Attention:      Clifford M. J. Felig
Email:              cfelig@meitar.com

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If to the Shareholder, to such address indicated on the Company’s records with respect to the Shareholder or to such other address or addresses as the Shareholder may from time to time designate in writing.

12.           No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in SPAC any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares of the Shareholder. All rights, ownership and economic benefits of and relating to the Covered Shares of the Shareholder shall remain vested in and belong to the Shareholder, and SPAC shall have no authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of Company or exercise any power or authority to direct the Shareholder in the disposition of any of the Shareholder’s Covered Shares, except as otherwise provided herein.

13.           Entire Agreement. This Agreement, the Business Combination Agreement and the Ancillary Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof. No representations, warranties, covenants, understandings, agreements, oral or otherwise, with respect to the subject matter contemplated by this Agreement exist between the parties hereto except as expressly set forth or referenced in this Agreement and the Business Combination Agreement. In the event of any inconsistency, conflict, or ambiguity as to the rights and obligations of the parties hereto under this Agreement and the Business Combination Agreement, the terms of this Agreement shall control and supersede any such inconsistency, conflict or ambiguity.

14.           No Third-Party Beneficiaries. The Shareholder hereby agrees that its representations, warranties and covenants set forth herein are solely for the benefit of SPAC and the Company in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

15.           Governing Law and Venue; Service of Process; Waiver of Jury Trial.

(a)             This Agreement and any action, suit, dispute, controversy or claim arising out of this Agreement, or the validity, interpretation, breach or termination of this Agreement, shall be governed by and construed in accordance with the internal law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

(b)             Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware, or, if such court declines jurisdiction, then to any federal court located in Wilmington, Delaware or any appellate court therefrom in connection with any matter based upon or arising out of this Agreement, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Person and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Each of the parties hereto and any Person asserting rights as a third-party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any legal dispute, that: (i) such Person is not personally subject to the jurisdiction of the above named courts for any reason; (ii) such Proceeding may not be brought or is not maintainable in such court; (iii) such Person’s property is exempt or immune from execution; (iv) such Proceeding is brought in an inconvenient forum; or (v) the venue of such Proceeding is improper. Each of the parties hereto and any Person asserting rights as a third-party beneficiary hereby agrees not to commence or prosecute any such action, claim, cause of action or suit other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise. Each of the parties hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 11. Notwithstanding the foregoing in this Section 15, any party hereto may commence any action, claim, cause of action or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

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(c)             TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM RELATING THERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

16.             Assignment; Successors. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 16 shall be null and void, ab initio.

17.             Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, affiliate, agent, attorney, advisor or representative or affiliate of any named party to this Agreement and (b) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, affiliate, agent, attorney, advisor or representative or affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of SPAC, the Company or the Shareholder under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

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18.           Enforcement. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that (a) the parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, including the Shareholder’s obligations to vote its Covered Shares as provided in this Agreement, without proof of damages, prior to the valid termination of this Agreement, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at applicable Law or that an award of specific performance is not an appropriate remedy for any reason at applicable Law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 18 shall not be required to provide any bond or other security in connection with any such injunction.

19.            Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

20.           Counterparts. This Agreement and any amendment hereto may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any amendment hereto by electronic means, including docusign, e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any amendment hereto.

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21.           Interpretation and Construction. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Sections are to Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended and to any rules or regulations promulgated thereunder. References to any person include the successors and permitted assigns of that person. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

22.           Capacity as a Shareholder. Notwithstanding anything herein to the contrary, the Shareholder signs this Agreement solely in the Shareholder’s capacity as a shareholder of the Company, and not in any other capacity, and this Agreement shall not limit or otherwise affect the actions of the Shareholder or any affiliate, employee or designee of the Shareholder or any of its affiliates in his or her capacity, if applicable, as an officer or director of the Company or any other Person. The Shareholder shall not be liable or responsible for any breach, default, or violation of any representation, warranty, covenant or agreement hereunder by any other shareholder that is entering into a similar Agreement.

23.           Trust Account Waiver. The Shareholder agrees that he, she or it shall be subject to the terms and conditions of Section 8.18 (‘Trust Account Waiver’) of the Business Combination Agreement as though the Shareholder were the Company thereunder and that Section 8.18 (as so modified) is hereby incorporated into this Agreement, mutatis mutandis.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

ENDURANCE ACQUISITION CORP.

By:
Name:
Title:

SATIXFY COMMUNICATIONS LTD.

By:
Name:
Title:

[Signature Page to Company Shareholder Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

[SHAREHOLDER]

By:
Name:
Title:

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